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                                                                     EXHIBIT 5.1

                             ANDREWS & KURTH L.L.P.
                                    ATTORNEYS

                          1717 MAIN STREET, SUITE 3700
                                DALLAS, TX 75201


AUSTIN                                                   TELEPHONE: 214.659.4400
HOUSTON                                                  FACSIMILE: 214.659.4401
LONDON
LOS ANGELES
New YORK
THE WOODLANDS
WASHINGTON, D.C.

                                  June 18, 2003

Remington Oil and Gas Corporation
8201 Preston Road, Suite 600
Dallas, Texas 75225-6211

Ladies and Gentlemen:

                  We have acted as counsel to Remington Oil and Gas Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of (i) common stock, par value $0.01 ("Common Stock"), (ii) preferred stock ("Preferred Stock"), (iii) debt securities ("Debt Securities"), and (iv) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities ("Warrants"), having an aggregate initial public offering price not to exceed U.S. $200,000,000, on terms to be determined at the time of the offering. The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the "Securities."

                  The Debt Securities will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or (ii) a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and a trustee (the "Trustee"). The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent").

                  In arriving at the opinions expressed below, we have examined
(i) the Restated Certificate of Incorporation and By-Laws of the Company, as amended to date, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Indentures and (v) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as

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Remington Oil and Gas Corporation
June 18, 2003
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originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

                  In rendering the opinions expressed below with respect to the Securities, we have assumed that (i) the Restated Certificate of Incorporation and By-Laws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and any certificate of designation in respect of Preferred Stock ("Certificate of Designation") will be in conformity therewith and with applicable law; (ii) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or
(b) of the Delaware General Corporation Law (the "DGCL"), the third sentence of
Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision; (iii) any supplemental indenture to either of the Indentures (a "Supplemental Indenture") and any Board Resolution (as defined in the Indentures) and/or any Officers' Certificate (as defined in the Indentures) pursuant to either of the Indentures, pursuant to which, in any such case, any Debt Securities are established and issued will comply with the applicable Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such Board Resolution and/or Officers' Certificate; and (iv) the form and terms of such Debt Securities, when established, the form and terms of any Warrants, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants), the issuance, sale and delivery thereof by the Company, and the incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement or Indenture) in accordance with the terms thereof, will comply with, and will not violate, the Company's Restated Certificate of Incorporation or By-Laws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the "Board") and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

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Remington Oil and Gas Corporation
June 18, 2003
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                  Based on the foregoing, and subject to the limitations and other qualifications set forth below:

                  1. With respect to the Common Stock, we are of the opinion that, when (a) the Company has taken all necessary action to authorize and approve the issuance of such shares of Common Stock, the terms of the offering thereof and related matters and (b) such shares of Common Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor as provided therein, such shares of Common Stock (including any Common Stock duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (y) upon the exercise of any Warrants exercisable for Common Stock, and (z) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock) will be validly issued, fully paid and nonassessable.

                  2. With respect to the Preferred Stock, we are of the opinion that, when (a) the Company has taken all necessary action to authorize and approve the issuance and terms of such shares of Preferred Stock, (b) the applicable Certificate of Designation for the particular series of such shares of Preferred Stock to be issued is duly filed with the Office of the Secretary of State of Delaware and (c) such shares of Preferred Stock have been duly issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor as provided therein, such series of Preferred Stock (including any Preferred Stock duly issued (y) upon the exercise of any Warrants exercisable for Preferred Stock, and (z) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Preferred Stock) will be validly issued, fully paid and nonassessable.

                  3. With respect to any Debt Securities to be issued under the Senior Indenture, we are of the opinion that, when (a) the applicable supplement, if any, to the Senior Indenture or Board Resolution and Officers' Certificate, as the case may be, with respect to such Debt Securities has been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture, as then and theretofore supplemented, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor as provided therein, such series of Debt Securities will constitute valid and legally binding obligations of the Company.

                  4. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, we are of the opinion that, when (a) the applicable supplement, if any, to the Subordinated Indenture or Board Resolution and Officers' Certificate, as the case may be, with respect to such Debt Securities has been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Subordinated Indenture, as then and theretofore

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Remington Oil and Gas Corporation
June 18, 2003
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supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture, as then and theretofore supplemented, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor as provided therein, such Debt Securities will constitute valid and legally binding obligations of the Company.

                  5. With respect to the Warrants to be issued under a Warrant Agreement, we are of the opinion that, when (a) the Company has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the Warrant Agent and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor as provided therein, such Warrants will constitute valid and legally binding obligations of the Company.

                  Our opinions in paragraphs 3, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                  This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the adoption, execution and delivery, as applicable, of each Indenture and each Supplemental Indenture to which it is a party, and each Board Resolution and/or Officers' Certificate (as applicable), each Certificate of Designation in respect of Preferred Stock, each Warrant Agreement to be used in connection with an issuance of Warrants, and at the time of the issuance and delivery of each Security, (a) the Company will be validly existing and in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Indenture, Supplemental Indenture, Board Resolution, and/or Officers' Certificate, Certificate of Designation, Warrant Agreement or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Securities, at the time of


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Remington Oil and Gas Corporation
June 18, 2003
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issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated, suspended or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all such Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered (if applicable) by the Company and the other parties thereto.

                  With respect to our opinions expressed above as they relate to Debt Securities that may be denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply. Further to the foregoing, we express no opinion as to Clause (B) of the proviso to the definition of "Outstanding" in
Section 101 of either of the Indentures.

                  Further, we express no opinion as to any provision which: (1) relates to severability or separability, or to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules; (2) relates to indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or which might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, fraud or unlawful conduct of an indemnified or exculpated party; (3) contains any agreement to agree with respect to compensation of the Trustee; or (4) purports to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties. We have also assumed in connection with our opinions in paragraphs 3 and 4 that at all times material thereto there will be a single trustee appointed and acting for the holders of all series of Debt Securities from time to time issued and outstanding under the applicable Indenture.

                  Further, we express no opinion as to the parenthetical expression contained in Section 607(1) of either of the Indentures.

                  We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the laws of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express prior written consent.

                                             Very truly yours,

                                             /s/ ANDREWS & KURTH L.L.P.